SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
              Securities Exchange Act of 1934 (Amendment No. __)

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                           AXP Strategy Series, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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

                             ADDITIONAL INFORMATION
                      REGARDING NEW SUBADVISORY AGREEMENTS
                    FOR RIVERSOURCE STRATEGY AGGRESSIVE FUND


This information is being provided to you pursuant to the terms of an exemptive order that the Fund has received from the SEC. This exemptive order permits RiverSource Investments, subject to approval of the Board, to select the subadvisers RiverSource Investments believes are best suited to achieve the Fund's investment objective. RiverSource Investments exercises this authority by adding or replacing subadvisers.

                      THE FUND AND ITS MANAGEMENT AGREEMENT

The Fund entered into an IMS Agreement with RiverSource Investments dated December 1, 2002. Under the IMS Agreement, RiverSource Investments monitors the performance of the subadvisers on an ongoing basis. Factors it considers are: the qualifications of a subadviser's investment personnel, its investment philosophy and process, and its long-term performance results. Short-term investment performance, by itself, is not a significant factor in recommending a change of a subadviser. As compensation for its services, RiverSource Investments receives a management fee from the Fund and RiverSource Investments pays the subadvisers.

Subadvisers serve pursuant to separate subadvisory agreements (each a "Subadvisory Agreement") under which each manages the portion of the investment portfolio allocated to it by RiverSource Investments and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, a subadviser or its affiliated broker-dealer, may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the 1940 Act, or separate
SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser's procedures are acceptable to RiverSource Investments and consistent with Board and RiverSource Investments policies.
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                                                                          Page 2

                        TURNER INVESTMENT PARTNERS, INC.
                  AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.
                       AND THE NEW SUBADVISORY AGREEMENTS

Prior to November 11, 2005, the Fund's assets were managed by RiverSource Investments. At a meeting of the Board, held on November 9-10, 2005, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning the 1940 Act (the "independent Board members"), approved the recommendation of RiverSource Investments to approve new Subadvisory Agreements with Turner Investment Partners, Inc. ("Turner") and American Century Investment Management, Inc. ("American Century"), which became effective on November 11, 2005.

The recommendation to hire Turner and American Century as subadvisers for the Fund was made by RiverSource Investments in the ordinary course of its ongoing evaluation of the Fund. The recommendation to hire Turner and American Century was based on RiverSource Investments' belief that the investment philosophy and style of Turner and American Century are consistent with the objectives of the Fund.

Under the IMS Agreement, the Fund pays RiverSource Investments a fee as follows:

         RiverSource Strategy Aggressive Fund
       ------------------------------ ------------------------------------------
             Assets (billions)              Annual rate at each asset level
       ------------------------------ ------------------------------------------
                First $1.00                              0.600%
       ------------------------------ ------------------------------------------
                 Next 1.00                               0.575
       ------------------------------ ------------------------------------------
                 Next 1.00                               0.550
       ------------------------------ ------------------------------------------
                 Next 3.00                               0.525
       ------------------------------ ------------------------------------------
                 Over 6.00                               0.500
       ------------------------------ ------------------------------------------


The table above represents the fee paid by the Fund to RiverSource Investments. RiverSource Investments, in turn, will pay the subadvisers out of its own assets, at the following rates:

Turner:                 0.55% on the first $100 million, 0.45% on the next $100
million, 0.40% on the next $200 million and 0.38% thereafter.

American Century:       0.50% on the first $100 million, 0.45% on the next $150
million, 0.40% on the next $250 million and 0.38% thereafter.
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                                                                          Page 3

                            INFORMATION ABOUT TURNER

Turner Investment Partners, Inc., founded in 1990, is an employee owned investment-management firm. Turner invests in growth, core and value stocks spanning all market capitalizations. Turner has 11 proprietary mutual funds registered under the 1940 Act. As of September 30, 2005, Turner had approximately $17 billion in assets under management. Turner's principal offices are located at 1205 Westlakes Drive, Suite 100, Berwyn, PA, 19312.

The following table provides information on the principal executive officers and directors of Turner.

         ---------------------- ------------------------------------------------
         Name                   Title and Principal Occupation
         ---------------------- ------------------------------------------------
         Robert E. Turner       Chairman of the Board; Chief Investment
                                Officer and Chief Executive Officer
         ---------------------- ------------------------------------------------
         Thomas R. Trala        Chief Operating and Financial Officer, Secretary
         ---------------------- ------------------------------------------------
         Christopher K. McHugh  Board Member, Vice President and Senior
                                Portfolio Manager
         ---------------------- ------------------------------------------------
         Mark D. Turner         Vice Chairman of the Board, President and Senior
                                Portfolio Manager
         ---------------------- ------------------------------------------------

Other Accounts with Similar Investment Objectives Managed by Turner

                                    Assets                          Investment
Name                                (as of September 30, 2005)     Advisory Fee
--------------------------------------------------------------------------------
Turner Midcap                       $957 million                       0.75%
Growth Fund
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                                                                          Page 4

                       INFORMATION ABOUT AMERICAN CENTURY

American Century, founded in 1958 and backed by more than 40 years of investment management experience, offers a family of nearly 70 actively managed mutual funds. As of September 30, 2005, American Century had approximately $99.8 billion in assets under management. American Century, with principal offices at 4500 Main Street, Kansas City, MO, 64111, is a wholly-owned subsidiary of American Century Companies, Inc.

The following table provides information on the principal executive officers and directors of American Century.


---------------------------- ---------------------------------------------------
Name                         Title and Principal Occupation
---------------------------- ---------------------------------------------------
James Stowers III            Chairman of the Board of Directors
---------------------------- ---------------------------------------------------
William Lyons                President, Chief Executive Officer and Director
---------------------------- ---------------------------------------------------
Robert Jackson               Chief Financial Officer, Chief Accounting Officer
                             and Executive Vice President
---------------------------- ---------------------------------------------------
David Tucker                 Chief Legal Officer and Senior Vice President
---------------------------- ---------------------------------------------------
James Stowers, Jr.           Director
---------------------------- ---------------------------------------------------
Mark Mallon                  Senior Vice President and Chief Investment Officer
---------------------------- ---------------------------------------------------
Charles Park                 Chief Compliance Officer
---------------------------- ---------------------------------------------------

Other Accounts with Similar Investment Objectives Managed by American Century

                       Assets                           Investment
Name                   (as of September 30, 2005)       Advisory Fee
--------------------------------------------------------------------------------
Vista                  $2.3 billion                     Investor Class   1.00%*
VP Vista               $15.8 million                    Class I          1.00%*

*The advisor charges each fund a unified management fee. Out of this fee, the advisor pays all expenses of managing and operating that fund except brokerage expenses, taxes, interest, fees and expenses of the independent directors (including legal counsel fees), and extraordinary expenses. A portion of each fund's management fee may be paid by the fund's advisor to unaffiliated third parties who provide recordkeeping and administrative services that would otherwise be performed by an affiliate of the advisor.
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                                                                          Page 5

In evaluating the recommendation to hire Turner and American Century as subadvisers for the Fund, the Board considered, among other factors:

   o The favorable history, reputation, qualification and background of each subadviser, as well as the qualifications of each subadviser's personnel and its financial condition.

   o The expertise that each subadviser offers in providing portfolio management services to other similar portfolios and the performance history of those portfolios.

   o  Each subadviser's proposed investment strategy for the Fund.

   o Each subadviser's long- and short-term performance relative to comparable mutual funds and unmanaged indexes.

   o  The compliance program of each subadviser.

The terms of the Subadvisory Agreements are consistent with the language of the registration statement of the Fund and the IMS Agreement between the Fund and RiverSource Investments.

Based on the foregoing analysis, the Board concluded that the approval of the Subadvisory Agreements is in the best interests of the Fund and its shareholders.

For a Fund managed by multiple subadvisers, RiverSource Investments, subject to the discretion of the Board, decides the proportion of Fund assets to be managed by each subadviser, and may change these proportions at any time. Currently, RiverSource Investments anticipates allocating assets so that each subadviser manages approximately one-half of the Fund.